Exhibit 5.1

ADVOCATEN | AVOCATS

CMB.TECH NV De Gerlachekaai 20
2000 Antwerp
Belgium

August 20, 2025

Nico Goossens*
Kris Verdoodt*
Philippe Rens*
Bert Van Ingelghem*
Pieter Bogaerts*
Hannes Casier*
Emilie Ooms*
Freya Jorens*
Louis Hoet*
Wouter Verhoeye*
Evelyn Van Raemdonck*
Henri Nelen*
Mattias Verbeeck
Francis Wijnakker*
Jolien Loos*
Hannelore Geldof*
Lawrence Geernaert*
Christophe Verhelst*
Pieter-Jan Van Goethem
Frederik Wilmots*
Michiel Vanwynsberghe*
Thomas Van Hoornyck*
Silke Chantrain*
Ben Nagar*
Madjda Temraz*
Lise Van Daele*
Aline Vermeulen*
Margaux Van Mol*
Julie Calaerts*
Andries Bots
Jasper Willems*
Julie Smets
Dorien Willemen*
Pierre Accou*
Andréas Kliché*
Steven Demeulenaere*
Michelle Werbrouck*
Arnout Coppieters*
Evelyne Claessens*
Esther De Schryder*
Kato Van Meel*
Maxime Collin*
Daan Vernimmen*
Don Baudewyns*
Lena Pepa
Silke Spruyt*
Charlotte Herpoelaert
Emiel Schepkens*
Flip Dalle
Rick Fremau
Emma Platevoet*
Maxim Vanschooren*
Thibaud De Bie*
Louise Rooms*
Laurens Matthys*
Alex Heyndrickx*
Laurens Vanhees*
Guido Platteau*
Manon Cornelis*
Eva Van Haudt

Re: CMB.TECH NV

Ladies and Gentlemen,
We have acted as Belgian legal counsel to CMB.TECH NV, a public limited liability company incorporated under the laws of the Kingdom of Belgium (the “Company”), in connection with the Company’s Registration Statement on Form F-3 as filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 20, 2025 (the “Registration Statement”), relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount of the Company’s securities, which may include ordinary shares, no par value, (the “Ordinary Shares”), preferred shares (the “Preferred Shares”), debt securities (the “Debt Securities”), warrants to purchase the Company’s securities (the “Warrants”), purchase contracts to purchase the Company’s securities (the “Purchase Contracts”), rights to purchase the Company’s securities (the “Rights”), and units comprised of any of the foregoing securities (the “Units” and, together with the Ordinary Shares, Preferred Shares, Debt Securities, Warrants, Purchase Contracts and Rights, the “Securities”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the prospectus of the Company included in the Registration Statement (the “Prospectus”), and (iii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents, and, as to factual matters, the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement, the Prospectus, and such other documents, agreements and instruments, as well as statements or certificates of public officials, directors and officers of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that upon issuance of the Equity Securities, the Subscription Securities, the Debt Securities and/or the Units (each as defined below), (i) each of the Company and its subsidiaries will be in good standing and (ii) the agreements and any other documents (including any prospectus supplement) applicable to the issuance of the Equity Securities, the Subscription Securities, the Debt Securities and/or the Units will not violate Belgian law, nor the Company’s articles of association

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Kingdom of Belgium:

Argo Law bv
Post X		Kantoorrekening:	IBAN BE82 0016 9734 1968 BIC GEBABEBB
Borsbeeksebrug 28	Doorniksewijk 105	Derdenrekening:	IBAN BE36 0017 0272 6781 BIC GEBABEBB
2600 Antwerpen	8500 Kortrijk	BTW:	BE0533.993.314
T +32 3 206 85 30		www.argo-law.be	*bv

1.
With respect to the Ordinary Shares and Preferred Shares (together, the “Equity Securities”), when (i) the Company has taken all necessary action to approve the issuance of the Ordinary Shares and/or Preferred Shares, the terms of the offering thereof and related matters, and (ii) the Ordinary Shares and/or Preferred Shares have been issued and delivered in accordance with the terms of the applicable definitive purchase agreement, underwriting agreement or similar agreement approved by the Company and as contemplated in the Prospectus or prospectus supplement related thereto, upon payment of the consideration thereof or provided for therein, and assuming the total number of such issued Ordinary Shares or Preferred Shares, together with such total number of Ordinary Shares or Preferred Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of such authorized share capital under the Company’s articles of association then in effect, then such Ordinary Shares and/or Preferred Shares will be validly issued, fully paid and non-assessable.

2.
With respect to the Warrants, Purchase Contracts and Rights (together the “Subscription Securities”), when (i) the Company has taken all necessary action to approve the issuance and terms of such Subscription Securities, the terms of the offering and related matters and (ii) the Subscription Securities have been issued and delivered in accordance with the terms of the applicable warrant agreement, purchase contract, rights agreement, or similar agreement approved by the Company, as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the consideration therefor, if any, provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by the Company, then the Subscription Securities will be validly issued and will constitute valid and legally binding obligations of the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles, or other law relating to or affecting creditors’ rights generally and general principles of equity.

3.
With respect to the Debt Securities, when the applicable indenture relating to such Debt Securities (the “Indenture”) has been duly qualified and the Company has taken all necessary action to approve the issuance and terms of the Debt Securities and the terms of the offering thereof and related matters and the Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the other applicable agreements approved by the Company and as contemplated in the Prospectus or prospectus supplement related thereto, and upon payment of the consideration thereof or provided for therein, and in any applicable definitive purchase, underwriting or similar agreement approved by the Company, the Debt Securities will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles; or other law relating to or affecting creditors’ rights generally and general principles of equity.

4.
With respect to the Units, when the Company has taken all necessary action to approve the issuance of the Units, the terms of the offering thereof and related matters and the Units have been issued and delivered in accordance with the terms of the applicable agreement(s) approved by the Company, and as contemplated in the Prospectus or prospectus supplement related thereto, upon payment of the consideration thereof or provided for therein and in any applicable definitive purchase, underwriting or similar agreement approved by the Company, then the Units will be validly issued, fully paid, and non-assessable, and, except in the case of an Equity Security forming part of a Unit, will constitute valid and legally binding obligations of the Company in accordance with the terms thereof, except as the enforcement thereof (i) may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, fraudulent obligation, moratorium or other similar laws affecting generally the enforceability of creditors’ rights and remedies or the collection of debtor’s obligations from time to time in effect, and (ii) is subject to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, including the application of principles of good faith, fair dealing, course of dealing, course of performance, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles, or other law relating to or affecting creditors’ rights generally and general principles of equity.

.
This opinion is limited to the law of the Kingdom of Belgium as in effect on the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the heading “Legal Matters” in the Registration Statement, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the SEC promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

   /s/ Nico Goossens
Nico Goossens
For and behalf of Argo Law BV

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